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                                                                      EXHIBIT 5



                                   SIDLEY & AUSTIN
                               ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS  60603
                                    (312) 853-7000




                                     May 22, 1998




Telephone and Data Systems, Inc.
Suite 4000
30 North LaSalle Street
Chicago, Illinois  60602


          Re:  Telephone and Data Systems, Inc.
               REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

          We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Post-Effective Amendment (the "Amendment") to the Company's Registration Statement on Form S-4, Registration No. 33-64293 (the "Registration Statement"), being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 2,750,000 Common Shares, par value $.01 per share (the "Shares"), of the Company, for use in acquisitions.

          In rendering this opinion, we have examined and relied upon a copy of the Amendment, the Registration Statement and the Prospectus included therein. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Shares; (iii) the Shares shall have been duly issued and sold in the manner contemplated by such resolutions and the Registration Statement; and (iv) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with such resolutions and the Registration Statement.

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Telephone and Data Systems, Inc.
May 22, 1998
Page 2

          This opinion is limited to the General Corporation Law of the State of Delaware and to the Securities Act.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

          The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of this Firm.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.

                              Very truly yours,



                              SIDLEY & AUSTIN